UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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SOUTHWALL TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHWALL TECHNOLOGIES INC.
3975 East Bayshore Road
Palo Alto, California 94303

April 25, 2005

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Thursday, May 26, 2005, at 3:00 p.m. local time, at our principal executive offices at 3975 East Bayshore Road, Palo Alto, California.

The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about us and our officers and directors.

Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You may revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

Thank you in advance for your participation and prompt attention. We look forward to seeing you.

Sincerely,
Thomas G. Hood
President and Chief Executive Officer

SOUTHWALL TECHNOLOGIES INC.
3975 East Bayshore Road
Palo Alto, California 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2005

To the stockholders of Southwall Technologies Inc.:

The Board of Directors of Southwall Technologies Inc. has called an annual meeting to seek stockholder approval of the matters listed below.

Each of the matters submitted to our stockholders at the annual meeting is described in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety. The details of the annual meeting are as follows:

Date:	May 26, 2005.
Time:	3:00 p.m., local time.
Place:	Our principal executive offices at 3975 East Bayshore Road, Palo Alto, California.
Items of Business:	At the annual meeting, you and our other stockholders will be asked to:
1.	elect directors to serve for the ensuing year;
2.	ratify the appointment of Burr, Pilger & Mayer LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and
3.	transact such other business as may properly come before the meeting or any adjournment.
Record Date:	You may vote at the annual meeting if you were a stockholder of record at the close of business on March 30, 2005.
Proxy Voting:
Your vote is important. You may vote on these matters in person or by proxy. We ask that you complete and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting, in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the annual meeting in accordance with your wishes. You can revoke your proxy at any time prior to its exercise by written notice received by us, by delivering to us a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person.

This notice, the attached proxy statement and form of proxy card are first being mailed to our stockholders beginning on or about April 25, 2005.

By Order of the Board of Directors
Maury Austin
Secretary

Palo Alto, California
April 25, 2005

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2005

SOUTHWALL TECHNOLOGIES INC.
3975 East Bayshore Road
Palo, Alto, California 94303

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2005

This proxy statement contains information about the 2005 Annual Meeting of Stockholders of Southwall Technologies Inc. The meeting will be held on Thursday, May 26, 2005, beginning at 3:00 p.m., local time, at our principal executive offices at 3975 East Bayshore Road, Palo Alto, California.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1 and 2 set forth in the notice of the meeting. A stockholder may revoke any proxy at any time before it is exercised by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2004, is being mailed to stockholders with the mailing of these proxy materials on or about April 25, 2005. The Annual Report does not constitute any part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We have included the following discussion of the matters to be presented at the annual meeting to provide summary answers to some of the questions that you might have about the annual meeting and the proposals to be presented to our stockholders at the annual meeting. You are encouraged to read the entire proxy statement. The information below is qualified in its entirety by the full text of this proxy statement.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of directors to serve for the ensuing year.

2.	The ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the year ending December 31, 2005.

The stockholders will also act on any other business that may properly come before the meeting.

Who may vote at the annual meeting?

Only holders of our common stock at the close of business on the record date, March 30, 2005, are entitled to receive notice of, and to vote their shares at, the annual meeting. As of the record date, there were issued and outstanding 26,778,482 shares of common stock. Shares of our Series A 10% Cumulative Preferred Stock, or the Series A shares, are not entitled to vote on the matters to be presented at the meeting.

How many votes do I have?

At the annual meeting, you will be entitled to one vote for each share of common stock you held on the record date.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take time to vote. Take a moment to read the instructions below.

How do I vote?

You can vote your shares in two ways. You can vote by mail or you can vote in person at the meeting.

You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1 and 2.

You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you can vote by completing a ballot. Ballots will be available at the meeting.

May I revoke my proxy?

Yes. Even if you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice that you wish to revoke your proxy to Maury Austin, our corporate Secretary, at our address set forth in the Notice of Annual Meeting appearing before this proxy statement;

•	send us another signed proxy with a later date; or

•	attend the annual meeting, notify Mr. Austin that you are present, and then vote in person.

If, however, you elect to vote in person at the annual meeting and a broker or other nominee holds your shares, you must bring to the annual meeting a legal proxy from the broker or other nominee authorizing you to vote the shares.

What if a broker holds my shares in "street name"?

If your shares are held in "street name" by a bank or other nominee, your bank or nominee, as the record holder of your shares, is required to vote your shares according to your instructions. You should instruct your broker or other nominee to vote your shares by following the procedure provided by your broker or other nominee. Even if you do not give your broker or other nominee instructions as to how to vote on the other proposals described in this proxy statement, your broker or other nominee may be entitled to use its discretion in voting your shares in accordance with industry practice and applicable law. You may also attend the annual meeting and vote in person. If you elect to vote in person, however, you must bring to the annual meeting a legal proxy from the broker or other nominee authorizing you to vote the shares.

How many shares must be present in person or by proxy to transact business at the annual meeting?

Our by-laws require that shares representing a majority of the votes entitled to be cast by the holders of common stock outstanding on the record date be present in person or by proxy at the annual meeting to constitute a quorum to transact business with regard to each of the proposals. Shares as to which holders abstain from voting as to a particular matter and broker non-votes will be counted in determining whether there is a quorum of stockholders present at the annual meeting.

How many votes are required to approve the proposals?

The votes necessary to approve each of the proposals is as follows:

•	Election of Directors. The six nominees receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast.

•
Other Matters. The affirmative vote of a majority of the total number of shares cast at the meeting is needed to approve other matters to be voted on at the meeting, including the ratification of the independent registered public accounting firm.

Abstentions and broker non-votes will not be counted as votes in favor of a proposal, and will also not be counted as votes cast or shares voting on such proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to Proposal 1 (election of directors) or Proposal 2 (ratification of independent registered public accounting firm), because each of those proposals requires an affirmative vote of a plurality, in the case of Proposal 1, and a majority, in the case of Proposal 2, of the shares voting on such matter.

Who will count the votes?

The votes will be counted, tabulated and certified by our transfer agent and registrar, EquiServe Trust Company, N.A. A representative of EquiServe Trust Company, N.A. will serve as inspector of elections at the meeting.

What if additional proposals are presented at the annual meeting?

If other proposals are properly presented at the annual meeting for consideration, the persons named in the proxy card that accompanies this proxy statement will have the discretion to vote on those proposals for you. As of the date of the mailing of this proxy statement, we do not know of any other proposals to be presented at the annual meeting.

Will any other business be conducted at the meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the meeting. If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2005, which we expect to file with the Securities and Exchange Commission, or the SEC, on or before August 14, 2005.

How and when may I submit a stockholder proposal for the 2006 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2006 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, your stockholder proposal intended for inclusion in the proxy statement for the 2006 annual meeting of the stockholders must be received by us at our principal corporate offices in Palo Alto, California as set forth below no later than January 17, 2006.

If a stockholder wishes to present a proposal before the 2006 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address written below. The required notice must be received by us by March 2, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting of stockholders, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

Any proposals or notices should be sent to:

Southwall Technologies Inc.
3975 East Bayshore Road
Palo Alto, California 94303
Attention: Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expense incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, is available on our website at www.southwall.com. If you would like a copy of our Annual Report, we will send you one without charge. Please contact:

Southwall Technologies Inc.
3975 East Bayshore Road
Palo Alto, California 94303
Attention: Investor Relations
Telephone: (650) 962-9111 x1178

Whom can I contact for more information regarding the proxy materials or voting my shares?

If you have any additional questions about the proposals in this proxy statement, you should contact Maury Austin, our Chief Financial Officer, by telephone at (650) 962-9111 or by e-mail to maustin@southwall.com.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Southwall Technologies Inc., 3975 East Bayshore Road, Palo Alto, California 94303, Telephone: (650) 962-9111 x1178. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth material information regarding beneficial ownership of our common stock as of February 14, 2005, by:

•	each person who we know to own beneficially more than 5% of our common stock;

•	each of our executive officers, for whom compensation information is provided elsewhere in this proxy statement;

•	each director and nominee for director; and

•	all executive officers and directors as a group.

Except as noted below, the address of each person listed on the table is c/o Southwall Technologies Inc., 3975 East Bayshore Road, Palo Alto, California 94303, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. The information below regarding persons beneficially owning more than 5% of our common stock is based solely on public filings made by such persons with the SEC through February 14, 2005.

Name and Address	Common Stock Beneficially Owned	Percent of Outstanding Shares(1)
Needham Investment Management, LLC	728,000	2.7%
445 Park Avenue
New York, New York 10022
Needham & Company, Inc.	1,272,740	4.8%
445 Park Avenue
New York, New York 10022
Needham Capital Partners II, L.P.(2)	3,258,068	11.7%
445 Park Avenue
New York, New York 10022
Needham Capital Partners III, L.P.(3)	5,703,716	20.0%
445 Park Avenue
New York, New York 10022
Needham Capital Partners IIIA, L.P.(4)	589,054	2.2%
445 Park Avenue
New York, New York 10022
Needham Capital Partners III (Bermuda), L.P.(5)	1,136,767	4.2%
445 Park Avenue
New York, New York 10022
Needham Capital Partners II (Bermuda), L.P.(6)	456,700	1.7%
445 Park Avenue
New York, New York 10022
Dolphin Direct Equity Partners, L.P.(7)	6,258,062	22.0%
129 East 17th Street
New York, New York 10003
William A. Berry(8)	35,376	*
George Boyadjieff(9)	195,000	*
Jami K. Nachtsheim(8)	32,914	*
Joseph B. Reagan(10)	155,542	*
Walter C. Sedgwick(11)	439,449	1.6%
Thomas G. Hood(12)	1,311,468	4.7%
Wolfgang Heinze(9)	75,000	*
Dennis Capovilla(9)	158,333	*
Maury Austin(9)	215,067	*
Sicco W.T. Westra(13)	120,607	*
All current officers and directors as a group (10 persons)(14)	2,738,756	9.6%

_______________
* Less than 1%
(1)  The number of shares of common stock deemed outstanding consists of (i) 26,778,482 shares of common stock outstanding as of February 14, 2005, and (ii) shares of common stock issuable pursuant to outstanding Series A shares, options or warrants held by the respective persons or group that are exercisable within 60 days of February 14, 2005, as set forth below.
(2)  Includes 953,557 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.
(3)  Includes 1,669,338 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.
(4)  Includes 172,402 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.
(5)  Includes 332,704 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.
(6)  Includes 133,655 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.
(7)  Includes 1,630,883 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.
(8)  Includes options to purchase 5,000 shares that are exercisable within 60 days of February 14, 2005.
(9)  Consists of options that are exercisable within 60 days of February 14, 2005.
(10)  Includes options to purchase 62,496 shares that are exercisable within 60 days of February 14, 2005, 30,371 shares held in a family limited partnership, and 13,696 shares held in trust.
(11)  Includes options to purchase 43,074 shares that are exercisable within 60 days of February 14, 2005, 99,000 shares held by two public foundations of which Mr. Sedgwick is an officer, 17,272 shares held by his son and 6,000 shares held in a trust of which Mr. Sedgwick is a trustee.
(12)  Includes options to purchase 890,216 shares that are exercisable within 60 days of February 14, 2005, and 100 shares held by Mr. Hood's son and 100 shares held by Mr. Hood's daughter.
(13)  Includes options to purchase 118,207 shares that are exercisable within 60 days of February 14, 2005.
(14)  Includes options to purchase an aggregate of 1,604,060 shares that are exercisable within 60 days of February 14, 2005, the shares held in a family limited partnership and trust described in note 10 above, the shares held by two public foundations, in trust and by Mr. Sedgwick's son described in note 11 above, and the shares held by Mr. Hood's son and daughter described in note 12 above.

PROPOSAL 1
ELECTION OF DIRECTORS

There are currently six members of our Board of Directors. The Board has fixed the number of directors for the ensuing year at six and has nominated for such positions the six people listed below. The persons named in the enclosed proxy card as proxies will vote to elect each of the nominees unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. Each of the six nominees has agreed to serve, but if any of them shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors or the Board may reduce the number of directors. Proxies may not be voted for more than six persons.

There are no family relationships among any of our executive officers or directors.

The following information as of the date of this proxy statement is furnished with respect to each director and nominee for election as a director. The information presented includes information each director and nominee has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock and preferred stock beneficially owned by each director or nominee, directly and indirectly, as of February 14, 2005, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

Name	Age
William A. Berry(1)	66
George Boyadjieff, Chairman(1)(2)	66
Thomas G. Hood	49
Jami K. Nachtsheim(2)(3)	46
Joseph B. Reagan(1)(3)	70
Walter C. Sedgwick(2)(3)	58
_______________
(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Mr. Berry has served on our Board of Directors since May 2003. Since April 1996, Mr. Berry has served as a Special Projects Manager of EPRI, the Electric Power Research Institute, a non-profit energy research organization providing science and technology-based solutions to global energy companies. From April 1996 to July 2003, Mr. Berry served as the Chief Financial Officer of EPRI. From 1992 to March 1996, Mr. Berry was the Senior Vice President and Chief Financial Officer of Compression Labs, Inc., a manufacturer of visual communications systems based on digital technology, and from 1989 to 1992 was the President of Optical Shields, Inc. Mr. Berry worked at Raychem Corporation from 1967 until 1988, where he was a Corporate Vice President and Chief Administrative Officer from 1985 to 1988. He is a director of FAFCO, Inc., a manufacturer of solar pool heating systems. Mr. Berry holds a BS in industrial engineering and an MBA from Stanford University.

Mr. Boyadjieff joined our Board of Directors as Chairman in December 2003. Mr. Boyadjieff was the Chief Executive Officer of Varco International, Inc., a diversified oil service company, from 1991 through 2002, and the chairman of the Board of Directors of Varco from 1998 through 2003. Mr. Boyadjieff retired from active leadership of Varco in 2003. Mr. Boyadjieff holds a BS and an MS in mechanical engineering from the University of California at Berkeley.

Mr. Hood has served as our President and Chief Executive Officer since July 1998 and as a member of our Board of Directors since March 1998. From March 1998 until July 1998, he served as Interim President and Chief Executive Officer. From July 1996 to March 1998, he served as Senior Vice President, General Manager, Energy Products Division. From January 1995 to July 1996, he was Vice President, General Manager, International Operations, and from October 1991 to January 1995, he was Vice President, Marketing and Sales. He is the inventor of record on ten of our patents. Mr. Hood has an MS degree in Mechanical Engineering from New Mexico State University and a BS in mechanical engineering from Union College.

Ms. Nachtsheim has been a member of our Board of Directors since April 2003. Ms. Nachtsheim retired in June 2000 after 20 years with Intel Corporation, a semiconductor chipmaker. Ms. Nachtsheim served in a variety of positions at Intel, most recently as Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing, from 1998 until her retirement. From January 2003 to December 2003, Ms. Nachtsheim served on the Board of Directors of Vixel Corporation, a creator of disruptive storage networking technologies. Ms. Nachtsheim is a graduate of Arizona State University with a bachelor degree in Business Management.

Dr. Reagan has served as a member of our Board of Directors since June 1993 and was Chairman of the Board of Directors from May 2000 until December 2003. He previously served as a director from October 1987 through May 1992. Dr. Reagan is a technology and senior management consultant to industry and to the United States Government. He retired in 1996 after 37 years with the Lockheed Martin Corporation where he was a Corporate Vice President and General Manager of the Research and Development Division of the Missiles and Space Company. Since July 2004, Dr. Reagan has served as a member of the Board of Directors of SM&A, a consulting firm that advises on matters related to large competitive contract bidding. Dr. Reagan holds BS and MS degrees in Physics from Boston College and a PhD in Space Science from Stanford University.

Mr. Sedgwick has served as a member of our Board of Directors since January 1979. Mr. Sedgwick has been a private investor since 1994.

The Board of Directors recommends a vote "FOR" the election of all of the above nominees that are nominated for election as directors.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Southwall is managed for the long-term benefit of its stockholders and are committed to having sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new Nasdaq listing standards. As noted below, we have attempted to continue to comply with Nasdaq listing standards relating to corporate governance even though we are no longer listed on Nasdaq.

You can request copies of the current charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, by writing to:

Thomas G. Hood
President and Chief Executive Officer
c/o Southwall Technologies Inc.
3975 East Bayshore Road
Palo Alto, CA 94303
Phone: (650) 962-9111

Determination of Independence

Our Board of Directors has determined that none of Messrs. Berry, Boyadjieff or Sedgwick, Dr. Reagan or Ms. Nachtsheim has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and that each of these directors is "independent" within the meaning of Nasdaq's director independence standards. In addition, our Board of Directors has determined that each of the members of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is "independent" within the meaning of Nasdaq's director independence standards.

Director Candidates

Our stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating and Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the "Southwall Technologies Inc. Nominating and Corporate Governance Committee" c/o Southwall Technologies Inc., 3975 East Bayshore Road, Palo Alto, California 94303, Attention: Controller. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Southwall's Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We have not paid, to date, any third party a fee to assist in evaluating and identifying nominees. During 2004, no candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Ms. Jami Nachtsheim
Chair of the Nominating and Corporate Governance Committee
c/o Controller
Southwall Technologies Inc.
3975 East Bayshore Road
Palo Alto, CA 94303

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met eight times in 2004 (including two teleconference meetings). During 2004, each of our directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such director was a member. The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Hood is the only director who is also an employee of Southwall. He does not participate in any meetings at which his compensation is evaluated. All members of all committees are non-employee directors.

Executive sessions of non-management directors will be held at least three times per year, and during 2004, there were eight such sessions. The sessions are scheduled and chaired by Mr. Boyadjieff. Any non-management director can request that an additional executive session be scheduled.

Our Corporate Governance Guidelines set forth our policy that directors should attend annual meetings of stockholders. Two of our directors attended the 2004 annual meeting of stockholders.

Audit Committee

The current members of our Audit Committee are Messrs. Berry (Chairman) and Boyadjieff and Dr. Reagan. Each of Messrs. Berry and Boyadjieff and Dr. Reagan qualifies as an "audit committee financial expert" under SEC rules. Each of Messrs. Berry and Boyadjieff and Dr. Reagan is an "independent director" under the Nasdaq rules governing the qualifications of the members of audit committees. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate. None of Messrs. Berry and Boyadjieff and Dr. Reagan serve on the audit committees of more than two other public companies. The Audit Committee met five times during 2004. The responsibilities of our Audit Committee and its activities during 2004 are described in the Report of the Audit Committee contained below in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Dr. Reagan (Chairman), Ms. Nachtsheim and Mr. Sedgwick. The Board has determined that each of Dr. Reagan, Ms. Nachtsheim and Mr. Sedgwick is independent as defined under Nasdaq rules. Our Compensation Committee held five meetings during 2004 (including one teleconference meetings). The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and makes recommendations to our Board of Directors regarding the salaries and bonuses of our other executive officers. The Compensation Committee also oversees the evaluation of management by the Board of Directors. The Compensation Committee also grants stock options and other stock incentives (within guidelines established by our Board of Directors) to our officers and employees. The responsibilities of our Compensation Committee and its activities during 2004 are described in the Report of the Compensation Committee on Executive Compensation contained below in this proxy statement.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Ms. Nachtsheim (Chair) and Messrs. Boyadjieff and Sedgwick. The Board has determined that each of Ms. Nachtsheim and Messrs. Boyadjieff and Sedgwick is independent as defined under Nasdaq rules. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board. The Nominating and Corporate Governance Committee is authorized to retain any such advisers or consultants. For information relating to nominations of directors by our stockholders, see "—Director Candidates" above. Our Nominating and Corporate Governance Committee was formed in 2004 and did not meet in 2004.

Audit Committee's Pre-approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm for the purpose of maintaining the independence of our independent registered public accounting firm. For audit services, each year the independent registered public accounting firm provides us with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee a list of non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of the independent registered public accounting firm and would be permissible under all applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee at each of its regularly scheduled meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

During 2004, no services were provided to us by PricewaterhouseCoopers LLP, our independent registered public accounting firm until August 16, 2004, or Burr, Pilger & Mayer LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

DIRECTOR COMPENSATION

During 2004, we paid each of our non-employee directors, other than Mr. Boyadjieff, the Chairman during 2004, an annual fee of $8,000 for his or her services as a director. Pursuant to an agreement with Mr. Boyadjieff, we paid him $50,000 for acting as Chairman of the Board in 2004, which payment was conditioned on our being profitable in the fourth quarter of 2004. Mr. Boyadjieff did not receive any other cash compensation in 2004. The directors' fees are payable in shares of our common stock at the directors' option. In addition, each non-employee director receives $1,000 plus expenses for each Board meeting attended and a fee of $500 for each Board meeting held via teleconference. In 2004, non-employee directors who served on committees of the Board also received $600 for each committee meeting attended, and committee chairmen received $750 for each committee meeting attended. In October 2003, the Board elected to receive their fees in the form of shares of our common stock, in lieu of cash. Other than Mr. Boyadjieff, all of the non-employee directors received their fees for the period beginning October 2003 and ending December 2004 in the form of common stock. The non-employee directors, other than Mr. Boyadjieff, received an aggregate of 89,178 shares of common stock as compensation for fees in 2004.

Directors may also from time to time be granted options to purchase shares of common stock under our 1997 Stock Incentive Plan. During 2004, the non-employee directors received options to purchase the following number of shares, all at an exercise price of $0.50 per share: Mr. Berry—20,000 shares; Ms. Nachtsheim—20,000 shares; Dr. Reagan—20,000 shares; and Mr. Sedgwick—20,000 shares. Mr. Boyadjieff received an option to purchase 30,000 shares at an exercise price of $1.58 per share, which option vested immediately. In addition, Mr. Boyadjieff received options to purchase 200,000 shares and 60,000 shares at exercise prices of $0.88 per share and $1.58 per share, respectively. These options vest over four years in equal annual installments. Neither Mr. Jaffee nor Mr. Stempel, each of whom resigned from the Board during 2004, received any options in 2004. For a summary of option grants we made to Mr. Hood in 2004, please see "Executive Officer Compensation—Option Grants in Last Fiscal Year" below.

The non-employee directors' annual fees for 2005 are as follows: Mr. Boyadjieff—$30,000; Mr. Berry—$18,000; Dr. Reagan—$15,000; Ms. Nachtsheim—$15,000; and Mr. Sedgwick—$12,000. In addition, each non-employee director will receive $1,000 plus expenses for each Board meeting attended. Non-employee directors also receive a fee of $500 for each Board meeting held via teleconference. Non-employee directors who serve on committees of the Board (other than committee chairmen) receive $750 for each committee meeting attended in person or $500 for each committee meeting held via teleconference. We will no longer pay a separate amount to committee chairmen for attending committee meetings, but instead have adjusted their annual fees. Except for Ms. Nachtsheim, each of the non-employee directors have elected to receive their fees for 2005 in the form of common stock. For service in 2005, Mr. Boyadjieff received options to purchase 30,000 shares, and Mr. Berry, Dr. Reagan, Mr. Sedgwick and Ms. Nachtsheim each received options to purchase 20,000 shares, all at an exercise price of $1.28 per share.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

On April 9, 1997, we signed a comprehensive set of collaborative agreements with one of our major suppliers of raw materials, Teijin Limited. The agreements provided for, among other things, the purchase by Teijin of 667,000 shares of our common stock at a price of $7.50 per share; a guarantee by Teijin of a $10 million loan for Southwall; and an agreement to collaborate to achieve closer marketing and product development ties between the two companies. We agreed to pay a loan guarantee fee to Teijin at the rate of 0.5625% per year on the outstanding balance of the loan guaranteed by Teijin. Pursuant to letter agreements dated March 28, 2002 and May 9, 2002, between Teijin and us, we repaid $2.5 million of the loan guaranteed by Teijin with a portion of the proceeds of our public stock offering in 2002. On November 5, 2003, we defaulted on the debt supported by the Teijin guarantee and Teijin honored its guarantee by satisfying the obligation, which was $1.25 million. Under the terms of Teijin's guarantee, we were obligated to immediately repay the amounts paid by Teijin. As part of our restructuring plan, we entered into an agreement with Teijin to satisfy Teijin's claim for repayment of this amount. The agreement included a payment schedule that spread the payments out over a period of four years until 2008. The obligations owed to Teijin will not accrue interest if paid according to the payment schedule. Teijin previously held a security interest in one of our production machines, which it has released. Our obligations to Teijin are guaranteed by our subsidiary, Southwall Europe GmbH. The agreement with Teijin was amended to allow us to sell one of our production machines provided that we paid the proceeds of the sale to Teijin. During the second quarter of 2004, we sold the production machine to a third party, with the proceeds to be paid to us on an installment basis. We received $560,000 of proceeds from the buyer in June 2004, and $290,000 of proceeds on in September 2004, and paid down the amount we owed to Teijin under the agreement by the amount of such proceeds. The remaining amount that we owed to Teijin at December 31, 2004, under our agreement was $419,000. In January 2005, we paid Teijin $150,000 from the final installment of the proceeds from the sale of the production machine. In March 2005, we paid the remaining $269,000 owed to Teijin.

Also, in connection with our 1997 agreements with Teijin, we agreed to use best efforts to elect a Teijin nominee to our Board of Directors. Teijin has not currently nominated any director to our Board. During 2004, we paid Teijin approximately $4.8 million for purchases of raw material substrates.

We believe that all transactions described above were made on terms no less favorable to us than would have been obtained from unaffiliated third parties. Future transactions, if any, with our executive officers, directors and affiliates will be on terms no less favorable to us than could be obtained from unrelated third parties and will be approved by a majority of the Board of Directors and by a majority of our disinterested directors.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth information required under applicable SEC rules about the compensation for each of the last three fiscal years of our Chief Executive Officer and our four most highly compensated other executive officers who were serving as officers on December 31, 2004.

		Annual Compensation(1)			Long-Term Compensation Awards
Name and Principal Position	Year	Salary(2)		Bonus(2)	Securities Underlying Options	All Other Compensation
Thomas G. Hood	2004	$270,000		$27,000	520,000	$23,291	(3)
President and Chief Executive Officer	2003	274,154		130,731	60,000	17,200
	2002	270,000		122,295	50,000	17,200
Wolfgang Heinze	2004	246,717		26,042	195,000	—
Vice President, General Manager	2003	221,224		28,482	10,000	—
Dresden Operations	2002	163,660		70,545	20,000	—
Maury Austin(4)	2004	242,308		25,000	350,000	1,000	(5)
Senior Vice President and	2003	—		—	—	—
Chief Financial Officer	2002	—		—	—	—
Sicco W. T. Westra	2004	195,000		19,500	125,000	516	(5)
Vice President, Product and	2003	211,650		—	15,000	529
Business Development	2002	219,469		—	20,000	516
Dennis Capovilla(6)	2004	301,538	(7)	—	250,000	1,000	(5)
Vice President, Sales and Marketing	2003	87,692		—	100,000	5,750
	2002	—		—	—	—

______________
(1)
In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the Named Executive Officers for 2004, 2003 and 2002.

(2)	The amounts listed under Salary and Bonus include amounts deferred pursuant to our 401(k) Plan.
(3)	For 2004, consists of $1,000 of our matching contributions under our 401(k) Plan and a vacation accrual cash payout of $22,291.
(4)	Mr. Austin joined Southwall in February 2004.
(5)	For 2004, consists of our matching contributions under our 401(k) Plan.
(6)	Mr. Capovilla joined Southwall in July 2003.
(7)	Includes $101,538 of sales commissions.

Option Grants in Last Fiscal Year

The following table contains information concerning each stock option we granted to the named executive officers during 2004.

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in		Exercise Price		Expiration	Annual Rates of Stock Price Appreciation For Option Terms(3)
Name	Granted (1)	Fiscal Year		($/Sh)(2)		Date	5%		10%
Thomas G. Hood	330,000 190,000	13.87 7.99	% %	$ $	0.50 1.81	10/05/14 2/24/11	$ $	103,768 140,002	$ $	262,968 326,264
Wolfgang Heinze	150,000 45,000	6.31 1.89	% %	$ $	0.50 1.81	10/05/14 2/24/11	$ $	47,167 33,158	$ $	119,530 77,273
Maury Austin	350,000	14.72%			$0.50	10/05/14		$110,056		$278,904
Sicco W.T. Westra	100,000 25,000	4.20 1.05	% %	$ $	0.50 1.81	10/05/14 2/24/11	$ $	31,445 18,421	$ $	79,687 42,929
Dennis Capovilla	200,000 50,000	8.41 2.10	% %	$ $	0.50 1.81	10/05/14 2/24/11	$ $	62,889 36,843	$ $	159,374 85,859

_______________
(1)
Option grants were made under our 1997 Stock Incentive Plan. The options granted on February 24, 2004 vest in four equal annual installments, beginning one year after the grant date; the options granted on October 5, 2004, vest in two equal annual installments, beginning one year from the date of grant. In the event of certain corporate transactions such as an acquisition or sale of the our assets, the outstanding options of the named executive officers will become immediately exercisable for fully vested shares of common stock, unless the options are assumed or substituted with a comparable option by the acquiring company or its parent. In any event, the our Compensation Committee may accelerate the vesting of outstanding options upon certain corporate transactions or involuntary terminations following a corporate transaction.

(2)
Grants of options expiring October 5, 2014 were authorized on July 23, 2004 contingent upon the approval of such grants by the Company's stockholders, which approval was obtained on October 5, 2004. The exercise price per share of such options is equal to the fair market value of the common stock as of their authorization on July 23, 2004. We granted the options expiring February 24, 2011 at an exercise price per share equal to the fair market value of the common stock on the date of grant. The exercise price may be paid in cash or cash equivalents, in shares of the underlying common stock valued at fair market value on the exercise date or in a same-day sale program with the assistance of a designated brokerage firm.

(3)
The potential realizable values at assumed 5% and 10% annual rates of compounded stock price appreciation for the terms of the options are based on the fair market value or deemed fair market value of the common stock used by us for accounting purposes, as applicable, and do not represent our estimates or projections of its future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Fiscal Year-End Option Values

The following table sets forth information required under applicable SEC rules concerning the number and value of unexercised stock options held as of December 31, 2004, by each of the named executive officers. None of the named executive officers exercised any options in 2004. We determined the value of unexercised in-the-money options by calculating the difference between the exercise price per share payable upon exercise of these options and the closing price of our common stock on the Over-the-Counter Bulletin Board Market at December 31, 2004, which was $1.72 per share.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		In-the-Money Options at Fiscal Year-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas G. Hood	289,502	600,714	—	330,000
Wolfgang Heinze	33,215	216,785	—	150,000
Maury Austin	—	350,000	—	350,000
Sicco W.T. Westra	94,765	158,035	—	100,000
Dennis Capovilla	25,000	325,000	25,000	275,000

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of March 15, 2005 regarding our 1997 Stock Incentive Plan, 1998 Stock Option Plan for Employees and Consultants, and 1997 Employee Stock Purchase Plan. Our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval. We have no other equity compensation plans that have not been approved by stockholders.

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Stock Options (a)	Weighted-Average Exercise Price of Outstanding Stock Options (b)	Number of Shares of Common Stock Remaining Available for Future Issuance (excluding those in column (a)) Under the Stock Option Plans (c)
1997 Stock Incentive Plan (1)	3,133,513	$2.00	2,771,910
1997 Employee Stock Purchase Plan (2)	Not applicable
1998 Stock Option Plan for Employees and Consultants (1)	906,022	$2.76	1,376,751
Total	4,039,535	$2.17	4,148,661

(1)	In addition to the issuance of stock options, each of the 1997 Plan and the 1998 Plan allows for the issuance of stock and restricted stock.
(2)
A total of 325,000 shares of common stock are reserved for issuance under the 1997 Employee Stock Purchase Plan. Through March 15, 2005, we had issued 255,134 shares under the 1997 Employee Stock Purchase Plan. In addition, an offering period under the Plan is currently in effect and scheduled to expire on May 31, 2005, on which date we will issue an additional number of shares to be determined at such time.

Severance Agreements

We have a severance policy that covers all of our officers, including the named executive officers, and some of our key employees, under which they may become entitled to annual benefits in connection with certain changes in control of Southwall affected by merger, liquidation or tender offer. Under the policy, each participant may become entitled to a lump sum severance payment upon his or her involuntary termination within 24 months after a change in control. The cash payment will be equal to (i) in the case of our chief executive officer, two times the sum of the chief executive officer's annual rate of base salary in effect at the time of his or her involuntary termination plus the bonuses earned by him or her for the immediately preceding fiscal year and (ii) in the case of each other participant, between one and one and one-half times, as determined by our Board of Directors, the sum of the participant's annual rate of base salary in effect at the time of his or her involuntary termination plus the bonuses earned by him or her for the immediately preceding fiscal year. In addition, the amount paid to each participant will be grossed up if the amount received by the participant is subject to federal excise tax as an "excess parachute payment."

If benefits had become due as of December 31, 2004, under the severance policy, the maximum cash amounts payable to each of the named executive officers would be as follows: Mr. Hood, $540,000; Mr. Heinze, $370,075; Mr. Austin, $375,000; Mr. Westra, $292,500; and Mr. Capovilla, $300,000

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

It is the duty of the members of the Board of Directors to set the base salary of certain executive officers and to administer our benefit plans. In addition, the Board approves the individual bonus programs to be in effect for certain executive officers each fiscal year. The Board acts pursuant to recommendations of our Compensation Committee. The Compensation Committee administers the 1997 Plan, under which stock option grants may be made to such officers and other key employees. The Compensation Committee held five meetings during 2004.

For 2004, the Board established the compensation payable to Mr. Hood, President and Chief Executive Officer, and all other of our executive officers.

General Compensation Policy. Our executive compensation policy is competitive in order to recruit, retain and motivate people of needed capabilities. For executives, we strive to link total compensation to performance. Base compensation, benefits and perquisites are intended to be competitive. Incentive compensation is provided in the form of cash bonuses and stock options. We anticipate that the compensation levels of our executive officers will generally be reviewed in the early part of each fiscal year.

Factors. Several of the more important factors that were considered in establishing the components of each executive officer's compensation package for 2004 are summarized below.

Base Salary. The base salary for each executive officer is set on the basis of personal performance and salary levels for comparable positions at companies with revenue levels comparable to that of Southwall. Information regarding comparable salary levels is obtained from published surveys of companies that may or may not be in industries comparable to that of Southwall. Generally, we target base salaries at the mid-point of such market data.

Annual Incentive Compensation. The annual pool of bonuses for executive officers is determined solely on the basis of our achievement of the financial performance targets established at the start of the fiscal year. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with substantially greater weight being given to achievement of corporate rather than functional objectives. In particular, approximately 70% of an executive's target bonus is based on achieving corporate objectives and the balance on achieving the executive's functional objectives, such as profitability improvement, asset management, market position, product leadership and key projects. These factors are evaluated on a subjective basis without specific weighting.

Long-Term Incentive Compensation. In 2004, the Compensation Committee approved stock option grants to each of the named executive officers under our 1997 Plan. The grants are designed to align the interests of each of the named executive officers with those of the stockholders and provide each such individual with a significant incentive to manage Southwall from the perspective of an owner with an equity stake in Southwall. The decision to award options to certain officers and the number of shares subject to each such option grant was based upon the officer's type and level of function, criticality of function, contribution and performance against objectives as described above. The Committee considers the number of options already held by executives when approving new options to executives. Each option grant allows the officer to acquire shares of common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to seven years). Accordingly, the option will provide a return to the executive officer only if the market price of the common stock appreciates over the option term.

CEO Compensation. The annual base salary for 2004 for our President and Chief Executive Officer, Mr. Hood, was established primarily on the basis of Mr. Hood's personal performance and the range of base salaries paid to the chief executive officers of companies with comparable revenue levels. Mr. Hood's 2004 salary was within the range of base salaries paid to the chief executive officers of comparable companies. The option grants made to Mr. Hood that were based upon his position and a subjective evaluation of his performance, were intended to place a significant portion of his total compensation at risk, since the options will have no value unless there is appreciation in the value of the common stock over the option term.

Deduction Limit for Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. We do not believe that the components of our compensation will be likely to exceed $1 million per year for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for federal income tax deductibility was necessary at this time. In the future, we will continue to evaluate the advisability of qualifying its executive compensation for such deductibility. Our policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

The Compensation Committee

Joseph B. Reagan, Chairman
Jami K. Nachtsheim
Walter C. Sedgwick

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is composed of Joseph B. Reagan, Jami K. Nachtsheim and Walter C. Sedgwick. Neither Dr. Reagan, Ms. Nachtsheim nor Mr. Sedgwick has at any time since our formation been an officer or employee of Southwall. None of our executive officers currently serves, or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and approve our independent  registered public accounting firm; (2) serve as an independent and objective party to monitor our financial reporting process and internal control systems; (3) review and appraise the audit efforts of our independent  registered public accounting firm and internal audit department; (4) review the independent registered public accounting firm's fee; and (5) provide an open avenue of communication among the independent  registered public accounting firm, financial and senior management and the Board of Directors.

The Audit Committee consists of three members, each of whom is independent (as defined by listing standards that govern companies, the shares of which are listed on Nasdaq). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of Nasdaq as to independence, financial literacy and expertise. In addition, the Board of Directors has determined that Mr. Berry is an audit committee financial expert as defined by the SEC and has the requisite financial sophistication to satisfy the requirements of Nasdaq. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in April 2004.

In fulfilling its oversight responsibilities regarding the 2004 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee's review included discussion with the independent  registered public accounting firm of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards), including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the independent  registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent  registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of Southwall's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent  registered public accounting firm their independence from management and Southwall, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and received by the Committee.

The Audit Committee discussed with Southwall's independent  registered public accounting firm the overall scope and plans for their audits in 2005. The Audit Committee meets with the independent  registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Southwall's internal controls, and the overall quality of Southwall's financial reporting. The Audit Committee held five meetings during 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

The Audit Committee

William A. Berry (Chairman)
George Boyadjieff
Joseph B. Reagan

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The following performance graph assumes an investment of $100 on December 31, 1999 and compares the changes thereafter in the market price of our common stock with a broad market index (Coredata Market Index—Composite Market Value) and an industry index (Coredata Industry Index—General Building Materials). We paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG SOUTHWALL TECHNOLOGIES, INC.,
COREDATA MARKET INDEX AND COREDATA INDUSTRY INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Southwall Technologies Inc.	$100.00	$62.16	$154.59	$67.68	$20.76	$37.19
General Building Materials	$100.00	$102.08	$111.62	$108.34	$146.73	$181.36
Composite Market Value	$100.00	$90.27	$79.93	$63.49	$84.52	$94.81

The Compensation Committee Report on Executive Compensation, the Report of the Audit Committee and the Comparison of Cumulative Total Stockholder Return information above shall not be deemed "soliciting material" or incorporated by reference into any of our filings with the SEC by implication or by any reference in any such filing to this proxy statement.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Burr, Pilger & Mayer LLP, or BPM, an independent  registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2005. BPM audited our financial statements for the fiscal year ended December 31, 2004. Although stockholder approval of the selection of BPM is not required by law, our Board of Directors believe that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of BPM will be present at the 2005 annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote "FOR" the ratification of the selection of BPM as our independent  registered public accounting firm, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided by our principal independent  registered public accounting firms for 2004 and 2003.

	2004	2003
Audit fees(1)	$455,280	$676,311
Audit-related fees(2)	—	50,257
Tax fees(3)	27,570	112,545
All other fees	—	—
Total	$482,850	$839,113
_______________
(1)	Audit fees represent:
•
fees (in the amount of $266,700 with respect to 2004 and $676,311 with respect to 2003) for professional services provided by PricewaterhouseCoopers LLP in connection with the audit of our financial statements, 401(k) plan and statutory audits for the fiscal year ended December 31, 2003, and the reviews of quarterly reports on Form 10-Q filed during 2004 and 2003; and

•
fees (in the amount of $188,580 with respect to 2004) for professional services provided by Burr, Pilger & Mayer LLP in connection with the audit of our financial statements for the fiscal year ended December 31, 2004, and the review of quarterly reports on Form 10-Q filed during 2004.

(2)
Audit-related fees primarily represent fees for professional services provided by PricewaterhouseCoopers LLP in connection with discussions regarding corporate governance requirements under the Sarbanes-Oxley Act and related rules and regulations.

(3)	Tax fees consisting of fees for tax compliance, tax advice and tax planning were paid to PricewaterhouseCoopers LLP for 2003 and Burr, Pilger & Mayer LLP for 2004.

All audit and non-audit services provided by our independent registered public accounting firm are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm's independence.

On August 16, 2004, PricewaterhouseCoopers LLP, or PwC, was dismissed as our independent registered public accounting firm with the approval of our Audit Committee, and, with the approval of our Audit Committee, we engaged Burr, Pilger & Mayer LLP to audit our financial statements for the year ending December 31, 2004.

PwC's reports on our financial statements as of and for the years ended December 31, 2002 and 2003 included an explanatory paragraph regarding uncertainty. These explanatory paragraphs noted our incurrence of net losses and negative cash flows from operating activities during each fiscal year and our significant debt service and other contractual obligations at the end of each fiscal year. These factors raised a substantial doubt about our ability to continue as a going concern. Other than these explanatory paragraphs, the reports of PwC on the financial statements as of and for the years ended on or about December 31, 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended on or about December 31, 2002 and 2003 and through August 16, 2004, there were no disagreements between us and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on our financial statements for such years.

During the years ended on or about December 31, 2002 and 2003 and through August 16, 2004, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC), except that, as detailed in our annual reports on Form 10-K for the years ended on or about December 31, 2002 and 2003, material weaknesses in our internal control environment were identified. These material weaknesses were caused by a reduction in force that occurred during 2002 and 2003 and related to the inadequacy of review and supervision of the preparation of accounting records and the untimely reconciliation of certain accounts. The Audit Committee discussed these material weaknesses with PwC. We have taken steps to attempt to improve our internal controls and our control environment. We have hired a new Corporate Controller, a new Director of Financial Planning and Analysis, a new Senior Cost Accountant, and a new Senior Accountant for our German subsidiary; appointed a new Plant Manager for our U.S. manufacturing operations; initiated re-training of personnel on the correct use of our new ERP system; initiated procedure to attempt to ensure all accounts are reconciled and reviewed on a timely basis; and are in the process of documenting our procedures and reviewing our internal controls to ensure compliance under section 404 of the Sarbanes-Oxley Act. We have authorized PwC to respond fully to inquiries of successor independent accountants concerning such material weaknesses.

Prior to engaging BPM as our new independent registered public accounting firm on August 16, 2004, we did not consult with BPM regarding any matter that was a reportable event or the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, with respect to which a written report or oral advice was provided to us that BPM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors and persons who own more than ten percent of our common stock to file reports with the SEC disclosing their ownership of stock in Southwall and changes in such ownership. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports received by us and the written representations received from one or more such persons, we believe that, during 2004 all such filing requirements were complied with in a timely fashion, except that Forms 4 were filed late in connection with (i) single grants of stock options to each of Thomas Hood, Sicco Westra, Wolfgang Heinze, Dennis Capovilla, John Lipscomb and Maury Austin; (ii) two grants of stock options to George Boyadjieff; and (iii) payments for Board meeting attendance in the form of common stock to each of Joseph Reagan, William Berry, Bruce Jaffe, Jami Nachtsheim, Noriyuki Nakamura, Walter Sedgwick and Robert Stempel.

OTHER BUSINESS

We know of no other business that may be presented for consideration at the 2005 annual meeting. If any other matters are properly presented to the annual meeting, however, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board hopes that stockholders will attend the annual meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the annual meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors
Maury Austin
Secretary

Palo Alto, California
April 25, 2005

DETACH HERE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SOUTHWALL TECHNOLOGIES INC.
Annual Meeting of Stockholders
May 26, 2005
The undersigned hereby appoints Thomas G. Hood and Maury Austin, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to vote all of the shares of stock of Southwall Technologies Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 3975 East Bayshore Road, Palo Alto, California on Thursday, May 26, 2005 at 3:00 a.m., local time, and at all continuations, and adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with the discretionary authority as to all other matters that may properly come before the meeting.
Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 25, 2005 (the "Proxy Statement").
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
PLEASE VOTE, DATE, SIGN, AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PAID ENVELOPE.
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

SOUTHWALL TECHNOLOGIES INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSWTC1

☒	Please mark votes as in this example.	#SWT

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS LISTED BELOW AND "FOR" PROPOSALS 2 AND 3.

1.	Election of Directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected.
Nominees: (01) William A. Berry, (02) Jami K. Nachtsheim, (03) Joseph B. Reagan, (04) Walter C. Sedgwick, (05) Thomas G. Hood and (06) George Boyadjieff
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐______________________________________________________
For all nominee(s) except as written above
2.	To ratify the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.
Signature:	Date:	Signature:	Date: